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                                                                   Exhibit 10.4

                        CHESAPEAKE FINANCIAL SHARES, INC
                          SUPPLEMENTAL RETIREMENT AND
                              401(K) OVERFLOW PLAN

Nonqualified Retirement Plan 7.5A
Effective October 1, 1996


                               TABLE OF CONTENTS

INTRODUCTION

ARTICLE I                          FORMAT AND DEFINITIONS

     Section     1.01              -----  Format
     Section     1.02              -----  Definitions

ARTICLE II             PARTICIPATION

     Section     2.01              -----  Active Participant
     Section     2.02              -----  Inactive Participant
     Section     2.03              -----  Cessation of Participation

ARTICLE III            CONTRIBUTIONS

     Section     3.01              -----  Salary Savings Contributions
     Section    3.01A              -----  Employer Contributions
     Section     3.02              -----  Nonforfeitability of Contributions
     Section     3.03              -----  Allocation

ARTICLE IV             INVESTMENT OF CONTRIBUTIONS

     Section     4.01              -----  Investment of Contributions
     Section    4.01A              -----  Agreement of Agency

ARTICLE V              BENEFITS

     Section     5.01              -----  Retirement Benefits
     Section     5.02              -----  Death Benefits
     Section     5.03              -----  Termination Benefits
     Section     5.04              -----  When Benefits Start
     Section     5.05              -----  Withdrawal Privileges
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ARTICLE VI                    DISTRIBUTION OF BENEFITS

     Section     6.01              -----  Automatic Forms of Distribution
     Section     6.02              -----  Optional Forms of Distribution
     Section     6.03              -----  Election Procedures
     Section     6.04              -----  Notice Requirements

ARTICLE VII                   TERMINATION OF PLAN


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ARTICLE VIII                  ADMINISTRATION OF PLAN

     Section    8.01               -----  Administration
     Section    8.02               -----  Records
     Section    8.03               -----  Information Available
     Section    8.04               -----  Claim and Appeal Procedures
     Section    8.05               -----  Delegation of Authority

ARTICLE IX                    GENERAL PROVISIONS

     Section    9.01               -----  Amendments
     Section    9.02               -----  Mergers
     Section    9.03               -----  Provisions Relating to the Insurer and
                                           Other Parties
     Section    9.04               -----  Employment Status
     Section    9.05               -----  Rights to Plan Assets
     Section    9.06               -----  Beneficiary
     Section    9.07               -----  Nonalienation of Benefits
     Section    9.08               -----  Construction
     Section    9.09               -----  Legal Actions
     Section    9.10               -----  Small Amounts
     Section    9.11               -----  Word Usage

PLAN EXECUTION

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                                  INTRODUCTION

     The Employer is establishing a nonqualified, defined contribution employees' retirement plan which has been designed as, and is intended to be, a funded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended, and a nonqualified plan under the Internal Revenue Code of 1986, including any later amendments to the Code. The Employer agrees to operate the plan according to the terms, provisions and conditions set forth in this document.

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                                   ARTICLE I

                             FORMAT AND DEFINITIONS

SECTION 1.01--FORMAT.

     Words and phrases defined in the DEFINITIONS SECTION of Article I shall have that defined meaning when used in this Pan, unless the context clearly indicates otherwise.

     These words and phrases have an initial capital letter to aid in identifying them as defined terms.

SECTION 1.02--DEFINITIONS.

     ACCOUNT means, for a Participant, his share of the Investment Fund. Separate accounting records are kept for those parts of his Account that result from:

     (a)  Salary Savings Contributions.

     (b)  Discretionary Contributions.

A Participant's Account shall be reduced by any distribution of his Account. A Participant's Account will participate in the earnings credited, expenses charged and any appreciation or depreciation of the Investment Fund. His Account is subject to any minimum guarantees applicable under the Group Contract or other investment arrangement.

ACTIVE PARTICIPANT means an Eligible Employee who is actively participating in the Plan according to the provisions in the ACTIVE PARTICIPANT SECTION of
Article II.

ANNUITY STARTING DATE means, for a Participant, the first day of the first period for which an amount is payable as an annuity or any other form.

BENEFICIARY means the person or persons named by a Participant to receive any benefits under this Plan upon the Participant's death. See the BENEFICIARY SECTION of Article IX.

CLAIMANT means any person who has made a claim for benefits under this Plan. See the CLAIM AND APPEAL PROCEDURES SECTION of Article VIII.

CODE means the Internal Revenue Code of 1986, as amended.

COMPENSATION means the total earnings paid or made available to an Employee by the Employer during any specified period. Compensation shall exclude Employer Contributions made under this Plan.

"Earnings" in this definition means an Employee's W-2 earnings.

Compensation shall also include employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under Code Sections 125, 402(a)(8), 402(h), 403(b), or 457.

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CONTINGENT ANNUITANT means an individual named by the Participant to receive a lifetime benefit after the Participant's death in accordance with a survivorship life annuity.

CONTRIBUTIONS means

          Salary Savings Contributions
          Discretionary Contributions

as set out in Article III, unless the context clearly indicates otherwise.

DISCRETIONARY CONTRIBUTIONS means discretionary contributions made by the employer to fund this Plan. See the EMPLOYER CONTRIBUTIONS SECTION of Article III.

ELIGIBILITY BREAK IN SERVICE means an Eligibility Computation Period in which an Employee is credited with 500 or fewer Hours-of-Service. An Employee incurs an Eligibility Break in Service on the last day of an Eligibility Computation Period in which he has an Eligibility Break in Service.

ELIGIBILITY COMPUTATION PERIOD means a 12-consecutive month period. The first Eligibility Computation Period begins on an Employee's Employment Commencement Date. Later Eligibility Computation Periods shall be 12-consecutive month periods ending on the last day of each Plan Year that begins after his Employment Commencement Date.

To determine an Eligibility Computation Period after an Eligibility Break in Service, the Plan shall use the 12-consecutive month period beginning on an Employee's Reemployment Commencement Date as if his Reemployment Commencement Date were his Employment Commencement Date.

ELIGIBILITY SERVICE means one year of service for each Eligibility Computation Period that has ended and in which an Employee is credited with at least 1,000 Hours-of-Service.

ELIGIBLE EMPLOYEE means any Employee of the Employer who represents a select group of highly-compensated or management employees, as determined by the Employer.

EMPLOYEE means an individual who is employed by the Employer.

EMPLOYER means Chesapeake Financial Shares, Inc. The Employer will act as Agent for its Employees participating in this Plan. See the AGREEMENT OF AGENCY SECTION of Article IV. This will also include any successor corporation or firm of the Employer which shall, by written agreement, assume the obligations of this Plan or any predecessor corporation or firm of the Employer (absorbed by the Employer, or of which the Employer was once a part) which became a predecessor because of a change of name, merger, purchase of stock or purchase of assets and which maintained this Plan.

EMPLOYER CONTRIBUTIONS means

          Discretionary Contributions

as set out in Article III, unless the context clearly indicates otherwise.

EMPLOYMENT COMMENCEMENT DATE means the date an Employee first performs an Hour-of-Service.

ENTRY DATE means the date an Employee first enters the Plan as an Active Participate. See the ACTIVE PARTICIPANT SECTION of Article II.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

FISCAL YEAR means the Employer's taxable year. The last day of the Fiscal Year is December 31.

GROUP CONTRACT means the group annuity contract or contracts into which the Employer enters with the Insurer for the investment of Contributions and the payment of benefits under this Plan. The term Group Contract as it is used in this Plan is deemed to include the plural unless the context clearly indicates otherwise.

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HOUR-OF-SERVICE means the following;

(a) Each hour for which an employee is paid, or entitled to payment, for performing duties for the Employer during the applicable computation period.

(b) Each hour for which an Employee is paid, or entitled to payment, by the Employer because of a period of time in which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding provisions of this subparagraph (b), no credit will be given to the Employee

     (1) for more than 501 Hours-of-Service under this subparagraph (b) because of any single continuous period in which the Employee performs no duties (whether or not such period occurs in a single computation period); or

     (2) for an Hour-of-Service for which the Employee is directly or indirectly paid, or entitled to payment, because of a period in which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's or workmen's compensation, or unemployment compensation or disability insurance laws; or

     (3) for an Hour-of-Service for a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

     For purposes of this subparagraph (b), a payment shall be deemed to be made by, or due from the Employer, regardless of whether such payment is made by, or due from the Employer, directly or indirectly through, among others, a trust fund or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate.

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours-of-Service shall not be credited both under subparagraph (a) or subparagraph (b) above (as the case may be) and under this subparagraph (c). Crediting of Hours-of-Service for back pay awarded or agreed to with respect to periods described in subparagraph (b) above will be subject to the limitations set forth in that subparagraph.

The crediting of Hours-of-Service above shall be applied under the rules of paragraphs (b) and (c) of the Department of Labor Regulation 2530.200b-2 (including any interpretations or opinions implementing said rules); which rules, by this reference, are specifically incorporated in full within this Plan. The reference to paragraph (b) applies to the special rule for determining hours of service for reasons other than the performance of duties such as payments calculated (or not calculated) on the basis of units of time and the rule against double credit. The reference to paragraph (c) applies to the crediting of hours of service to computation periods.

Solely for purposes of determining whether a one-year break in service has occurred for eligibility or vesting purposes, during a Parental Absence an Employee shall be credited with the Hours-of-Service which otherwise would normally have been credited to the Employee but for such absence, or in any case in which such hours cannot be determined, eight Hours-of-Service per day of such absence. The Hours-of-

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Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period; or in all other cases, in the following computation period.

INACTIVE PARTICIPANT means a former Active Participant who has an Account. See the INACTIVE PARTICIPANT SECTION of Article II.

INSURER means Principal Mutual Life Insurance Company and any other insurance company or companies named by the Employer.

INVESTMENT FUND means the total assets held for the purpose of providing benefits for Participants. These funds result from Contributions made under the Plan.

INVESTMENT MANAGER means any fiduciary (other than a trustee or Named Fiduciary)

(a) who has the power to manage, acquire, or dispose of any assets of the Plan; and

(b) who (1) is registered as an investment adviser under the Investment Advisers Act of 1940, or (2) is a bank , as defined in the Investment Advisers Act of 1940, or (3) is an insurance company qualified to perform services described in subparagraph (a) above under the laws of more than one state; and

(c)  who has acknowledged in writing being a fidicuary with respect to the Plan.


LATE RETIREMENT DATE means the first day of any month which is after a Participant's Normal Retirement Date and on which retirement benefits begin. If a Participant continues to work for the Employer after his Normal Retirement Date, his Late Retirement Date shall be the earliest first day of the month on or after he ceases to be an Employee. An earlier or a later Retirement Date may apply if the Participant so elects. See the WHEN BENEFITS START SECTION of
Article V.

MONTHLY DATE means each Yearly Date and the same day of each following month during the Plan Year beginning on such Yearly Date.

NAMED FIDUCIARY means the person or persons who have authority to control and manage the operation and administration of the Plan.

The Named Fiduciary is the Employer.

NORMAL FORM means a single life annuity with installment refund.

NORMAL RETIREMENT AGE means age 65.

NORMAL RETIREMENT DATE means the first day of the month on or after the date the Participant reaches his Normal Retirement Age. Unless otherwise provided in this Plan, a Participant's retirement benefits shall begin on a Participant's Normal Retirement Date if he has ceased to be an Employee on such date and has an Account. Even if the Participant is an Employee on his Normal Retirement Date, he may choose to have his retirement benefit begin on such date. See the WHEN BENEFITS START SECTION of Article V.

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PARENTAL ABSENCE means an Employee's absence from work which begins on or after the first Yearly Date after December 31, 1984.

(a)  by reason of pregnancy of the Employee,

(b)  by reason of birth of a child of the Employee,

(c) by reason of the placement of a child with the Employee in connection with adoption of such child by such Employee, or

(d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

PARTICIPANT means either an Active Participant or an Inactive Participant.

PLAN means the nonqualified retirement plan of the Employer set forth in this document, including any later amendments to it.

PLAN ADMINISTRATOR means the person or persons who administer the Plan.

The Plan Administrator is the Employer.

PLAN YEAR means a period beginning on a Yearly Date and ending on the day before the next Yearly Date.

QUALIFIED JOINT AND SURVIVOR FORM means, for a Participant who has a spouse, a survivorship life annuity with installment refund, where the survivorship percentage is 50% and the Contingent Annuitant is the Participant's spouse. A former spouse will be treated as the spouse to the extent provided under a qualified domestic relations order as described in ERISA Act Section 206(d). If a Participant does not have a spouse, the Qualified Joint and Survivor Form means the Normal Form.

The amount of benefit payable under the Qualified Joint and Survivor Form shall be the amount of benefit which may be provided by the Participant's Account.

QUALIFIED PLAN means Chesapeake Financial Shares, Inc. 401(k) Profit Sharing
Plan.

QUALIFIED PRERETIREMENT SURVIVOR ANNUITY means a single life annuity with installment refund payable to the surviving spouse of a Participant who dies before his Annuity Starting Date. A former spouse will be treated as the surviving spouse to the extent provided under a qualified domestic relations order as described in ERISA Act Section 206(d).

REEMPLOYMENT COMMENCEMENT DATE means the date an Employee first performs an Hour-of-Service following an Eligibility Break in Service.

REENTRY DATE means the date a former Active Participant reenters the Plan. See the ACTIVE PARTICIPANT SECTION of Article II.

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RETIREMENT DATE means the date a retirement benefit will begin and is a
Participant's Normal or Late Retirement Date, as the case may be.

SALARY SAVINGS CONTRIBUTIONS means salary deferral contributions made by the Employer to fund this Plan. See the SALARY SAVINGS CONTRIBUTIONS SECTION of
Article III.

YEARLY DATE means October 1, 1996, and each following January 1.

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                                   ARTICLE II

                                 PARTICIPATION

SECTION 2.01--ACTIVE PARTICIPANT.

     (a) An Employee shall first become an Active Participant (begin active participation in the Plan) on the earliest Monthly Date on or after October 1, 1996, on which he is an Eligible Employee and meets the requirement below:

          (i)  He has completed 1 year of Eligibility Service

          (ii)  He is age 21 or older.

          The date is his Entry Date.

          If a person has been an Eligible Employee who has met all the eligibility requirements stated above, but is not an Eligible Employee on the date which would have been his Entry Date, he shall become an Active Participant on the date he again becomes an Eligible Employee. This date is his Entry Date.

     (b) An Inactive Participant shall again become an Active Participant (resume active participation in the Plan)on the date he again performs an Hour of Service as an Eligible Employee. This date is his Reentry Date.

          Upon again becoming an Active Participant, he shall cease to be an Inactive Participant.

     (c) A former Participant shall again become an Active Participant (resume active participation in the Plan) on the date he again performs an Hour of Service as an Eligible Employee. This date is his Reentry Date.

     There shall be no duplication of benefits for a Participant under this Plan because of more than one Period as an Active Participant.

SECTION 2.02--INACTIVE PARTICIPANT.

          An Active Participant shall become an Inactive Participant on the earlier of the following:

     (a) The date on which he ceases to be an Eligible Employee (on his Retirement Date if the date he ceases to be an Eligible Employee occurs within one month of his Retirement Date).

     (b)  The effective date of complete termination of the Plan.


SECTION 2.03--CESSATION OF PARTICIPATION.

          A Participant shall cease to be a Participant on the date he is no longer an Eligible Employee and the value of his Account is zero.

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                                  ARTICLE III

                                 CONTRIBUTIONS

SECTION 3.01--SALARY SAVINGS CONTRIBUTIONS.

          The amount of each Salary Savings Contribution for a Participant shall be equal to any percentage of his Compensation for the pay period as elected in his or her deferral agreement. An Employee who is eligible to participate in the Plan may file a deferral agreement with the Employer. The deferral agreement to start Salary Savings Contributions may be effective on a Participant's Entry Date (Reentry Date, if applicable) or any following Monthly Date. The Participant shall make any change or terminate the deferral agreement by filing a new deferral agreement. A Participant's deferral agreement making a change may be effective on any date a deferral agreement to start Salary Savings Contributions could be effective. A Participant's deferral agreement to stop Salary Savings Contributions may be effective on any date.

          The deferral agreement must be in writing and effective before the beginning of the pay period, in which Salary Savings Contributions are to start, change or stop.

          Salary Savings Contributions may include contributions the Employee would have made to the Qualified Plan of the Employer under its contribution formula but for the additional restrictions imposed by such plan to meet the qualification requirements of the Internal Revenue Code.

SECTION 3.01A--EMPLOYER CONTRIBUTIONS.

          Employer Contributions for each Plan Year will be equal to the Employer Contributions as described below.

          (a) Discretionary Contributions. The amount of each Discretionary Contribution made by the Employer for the Participant shall be determined by the Employer.

SECTION 3.02--NONFORFEITABILITY OF CONTRIBUTIONS.

          All Contributions are fully vested and nonforfeitable when made.

SECTION 3.03--ALLOCATION.

          The following Contributions for each Plan Year shall be allocated to each Participant for whom such Contributions were made under the SALARY SAVINGS CONTRIBUTIONS and EMPLOYER CONTRIBUTIONS SECTIONS of Article III:

          Salary Savings Contributions

These Contributions shall be allocated when made and credited to the Participant's Account.

          The following Contributions for each Plan Year shall be allocated among all eligible persons:

          Discretionary Contributions

The eligible persons are all Participants and former Participants who were Active Participants at any time in the Plan Year. The amount allocated to such a person shall be determined below.

          Discretionary Contributions are allocated as of the last day of each Plan Year. The amount allocated to each eligible person for the Plan Year shall be equal to the Discretionary Contributions for the Plan Year, multiplied by the ratio of (i) his Annual Compensation as of the last day of the Plan Year to (ii) the total of such compensation for all eligible persons. This amount is credited to his Account.

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                                   ARTICLE IV

                          INVESTMENT OF CONTRIBUTIONS

SECTION 4.01--INVESTMENT OF CONTRIBUTIONS.

          All Contributions are forwarded by the Employer to the appropriate funding arrangement for deposit in the Investment Fund.

          Investment of Contributions is governed by the provisions of the Plan, the Group Contract and any other funding arrangement in which the Investment Fund is or may be invested. To the extent permitted by the Plan, Group Contract or other funding arrangement, the Participant shall direct the Contributions to any of the accounts available under the Plan or Group Contract and may request the transfer of assets resulting from those Contributions between such accounts. A Participant may not direct the Employer to invest the Participant's Account in collectibles. To the extent that a Participant does not direct the investment of his Account, such Account shall be invested ratably in the accounts available under the Investment Fund or Group Contract in the same manner as the undirected Accounts of all other Participants. The Accounts of all Inactive Participants may be segregated and invested separately from the Accounts of all other Participants.

          The Investment Fund shall be valued at current fair market value as of the last day of the last calendar month ending in the Plan Year and, at the discretion of the Employer, may be valued more frequently. The valuation shall take into consideration investment earnings credited, expenses charged, payments made and changes in the value of the assets held in the Investment Fund. The Account of a Participant shall be credited with its share of the gains and losses of the Investment Fund. That part of a Participant's Account invested in a funding arrangement which establishes an account or accounts for such Participant thereunder shall be credited with the gain or loss from such account or accounts. That part of a Participant's Account which is invested in other funding arrangements shall be credited with a proportionate share of the gain or loss of such investments. The share shall be determined by multiplying the gain or loss of the investment by the ratio of the part of the Participant's Account invested in such funding arrangement to the total of the Investment Fund invested in such funding arrangement.

          At least annually, the Named Fiduciary shall review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine appropriate methods of carrying out the Plan's objectives. The Named Fiduciary shall inform any Investment Manager of the Plan's short-term and long-term financial needs so the investment policy can be coordinated with the Plan's financial requirements.

SECTION 4.01A-AGREEMENT OF AGENCY.

          The Employer agrees that it will act as Agent of its employees who are Participants under this Plan for purposes of entering into a Group Contract and collecting salary deferral amounts, if any, and any Employer deposits to the Plan, and transmitting said amounts to the insurer for deposit under the Group Contract.

          As Agent, the Employer has the right to:

          (i) agree to any amendments to such contract, as long as any such amendment does not adversely affect the amounts accumulated for a Participant or beneficiary before the effective date of said amendment;

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          (ii)  terminate the Group Contract; and

          (iii) direct benefit payments and exercise any other rights, duties and privileges of the Contractholder.

          The Insurer may rely on information given by the Agent and on Contractholder decisions made By the Agent. Nothing in this agency agreement, however, gives the Agent the right to direct payments from the Group Contract to other than Participants or their beneficiaries without the express consent of the Participant. In no event will the Agent convert assets held under the Group Contract to its own use.

          The Employer and its successors or assignees shall remain Agent until it notifies each Participant hereunder that it will no longer serve as Agent. The Employer's agency agreement will not terminate until the Group Contract has been terminated by the Employer and distribution of the Participant accounts has occurred.

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                                   ARTICLE V

                                    BENEFITS

SECTION 5.01--RETIREMENT BENEFITS.

          On a Participant's Retirement Date, his Account shall be distributed to him according to the distribution of benefits provisions of Article VI and the provisions of the SMALL AMOUNTS SECTION of Article IX.

SECTION 5.02--DEATH BENEFITS.

          If a Participant dies before his Annuity Starting Date, his Account shall be distributed according to the distribution of benefits provisions of
Article VI and the provisions of the SMALL AMOUNTS SECTION of Article IX.

SECTION 5.03--TERMINATION BENEFITS.

          A Participant may receive a distribution of his Account at any time after he ceases to be an Employee, provided he has not again become an Employee. If such amount is not payable under the provisions of the SMALL AMOUNTS SECTION of Article IX, it will be distributed only if the Participant so elects. The Participant's election shall be subject to the requirements in the ELECTION PROCEDURES SECTION of Article VI for a qualified election of a retirement benefit.

          If a Participant does not receive an earlier distribution according to the provisions of this section or the SMALL AMOUNTS SECTION of Article IX, upon his Retirement Date or death, his Account shall be applied according to the provisions of the RETIREMENT BENEFITS SECTION or the DEATH BENEFITS SECTION of
Article V.

SECTION 5.04--WHEN BENEFITS START.

          Benefits under the Plan begin when a Participant retires, dies or ceases to be an Employee, whichever applies, as provided in the preceding sections of this article. The start of benefits is subject to the qualified election procedures of Article VI.

          Unless otherwise elected, benefits shall begin before the sixtieth day following the close of the Plan Year in which the latest date below occurs:

     (a) The date the Participant attains age 65 (Normal Retirement Age, if earlier).

     (b)  The tenth anniversary of the Participant's Entry Date.

     (c)  The date the Participant ceases to be an Employee.

          Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of the ELECTION PROCEDURES SECTION of Article VI, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

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          The Participant may elect to have his benefits begin after the latest date for beginning benefits described above, subject to the provisions of this section. The Participant shall make the election in writing and deliver the signed statement of election to the Plan Administrator before Normal Retirement Date or the date he ceases to be an Employee, if later. The election must describe the form of distribution and the date the benefits will begin.

SECTION 5.05--WITHDRAWAL PRIVILEGES.

          Before he ceases to be an Employee, a Participant may withdraw all or part of his Account, as permitted under the funding arrangement for this Plan, and in accordance with the procedures and limitations set up by the Plan Administrator.

          A request for withdrawal shall be in writing on a form furnished for that purpose and delivered to the Plan Administrator before the withdrawal is to occur. The Participant's request shall be subject to the requirements in the ELECTION PROCEDURES SECTION of Article VI for a qualified election of a retirement benefit payable in a form other than a Qualified Joint and Survivor Form.

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                                   ARTICLE VI

                            DISTRIBUTION OF BENEFITS

SECTION 6.01--AUTOMATIC FORMS OF DISTRIBUTION.

          Unless a qualified election of an optional form of benefit has been made within the election period (see the ELECTION PROCEDURES SECTION of Article
VI), the automatic form of benefit payable to or on behalf of a Participant is determined as follows:

     (a) The automatic form of retirement benefit for a Participant who does not die before his Annuity Starting Date shall be the Qualified Joint and Survivor Form.

     (b) The automatic form of death benefit for a Participant who dies before his Annuity Starting Date shall be:

          (1) A Qualified Preretirement Survivor Annuity for a Participant who has a spouse to whom he has been continuously married throughout the one-year period ending on the date of his death. The spouse may elect to start receiving the death benefit on any first day of the month on or after the Participant dies. If the spouse dies before benefits start, the Participant's Account, determined as of the date of the spouse's death, shall be paid to the spouse's Beneficiary.

          (2) A single-sum payment to the Participant's Beneficiary for a Participant who does not have a spouse who is entitled to a Qualified Preretirement Survivor Annuity.

          Before a death benefit will be paid on account of the death of a Participant who does not have a spouse who is entitled to a Qualified Preretirement Survivor Annuity, it must be established to the satisfaction of a plan representative that the Participant does not have such a spouse.

SECTION 6.02--OPTIONAL FORMS OF DISTRIBUTION.

(a) The optional forms of retirement benefit shall be the following: a straight life annuity; single life annuities with certain periods of five, ten or fifteen years; a single life annuity with installment refund; survivorship life annuities with installment refund and survivorship percentages of 50, 66 2/3 or 100; fixed period annuities for any period of whole months which is not less than 60 nor more than 360; and a series of installments chosen by the Participant with a minimum payment each year beginning with the year the Participant turns age 70 1/2. The minimum payment will be based on a period equal to the joint and last survivor expectancy of the Participant and the Participant's spouse, if any, where the joint and last survivor expectancy is recalculated. The balance of the Participant's Account, if any, will be payable on the Participant's death to his Beneficiary in a single sum. The Participant may also elect to receive his Account in a single-sum payment.

     Election of an optional form is subject to the qualified election provisions of Article VI.

(b) The optional forms of death benefits are a single-sum payment and any annuity that is an optional form of retirement benefit. However, a series of installments shall not be available if the Beneficiary is not the spouse of the decreased Participant.


SECTION 6.03--ELECTION PROCEDURES.

          The Participant, Beneficiary, or spouse shall make any election under this section in writing. The Plan Administrator may require such individual to complete and sign any necessary documents as to the provisions to be made. Any election permitted under (a) and (b) shall be subject to the election provisions of (c) below.

     (a) Retirement Benefits. A Participant may elect his Beneficiary or Contingent Annuitant and may elect to have retirement benefits distributed under any of the optional forms of retirement benefit described in the OPTIONAL FORMS OF DISTRIBUTION SECTION of Article VI.

     (b) Death Benefits. A Participant may elect his Beneficiary and may elect to have death benefits distributed under any of the optional forms of death benefit described in the OPTIONAL FORMS OF DISTRIBUTION SECTION of Article VI.

          If the Participant has not elected an optional form of distribution for the death benefit payable to his Beneficiary, the Beneficiary may, for his own benefit, elect the form of distribution, in like manner as a Participant.

          The Participant may waive the Qualified Preretirement Survivor Annuity by naming someone other than his spouse as Beneficiary.

          In lieu of the Qualified Preretirement Survivor Annuity described in the AUTOMATIC FORMS OF DISTRIBUTION SECTION of Article VI, the spouse may, for his own benefit, waive the Qualified Preretirement Survivor Annuity by electing to have the benefit distributed under any of the optional forms of death benefit described in the OPTIONAL FORMS OF DISTRIBUTION SECTION of Article VI.

     (c) Qualified Election. The Participant, Beneficiary or spouse may make an election at any time during the election period. The Participant, Beneficiary, or spouse may revoke the election made (or make a new election) at any time and any number of times during the election period. An election is effective only if it meets the consent requirements below.

          The election period as to retirement benefits is the 90-day period ending on the Annuity Starting Date. An election to waive the Qualified Joint and Survivor Form may not be made before the date he is provided with the notice of the ability to waive the Qualified Joint and Survivor Form. If the Participant elects the series of installments, he may elect on any later date to have the balance of his Account paid under any of the optional forms of retirement benefit available under the Plan. His election period for this election is the 90-day period ending on the Annuity Starting Date for the optional form of retirement benefit elected.

          A Participant may make an election as to death benefits at any time before he dies. The spouse's election period begins on the date the Participant dies and ends on the date benefits begin. The Beneficiary's election period begins on the date the Participant dies and ends on the date benefits begin. An election to waive the Qualified Preretirement Survivor Annuity may not be made by the Participant before the date he is provided with the notice of the ability to waive the Qualified Preretirement Survivor Annuity. A Participant's election to waive the Qualified Preretirement Survivor Annuity which is made before the first day of the Plan Year in which he reaches age 35 shall become invalid on such date. An election made by a Participant after he ceases to be an Employee will not become invalid on the first day of the Plan Year in which he reaches age 35 with respect to death benefits from that part of his Account resulting from Contributions made before he ceased to be an Employee.

          If the Participant's Account has at any time exceeded $3,500, any benefit which is (1) immediately distributable or (2) payable in a form other than a Qualified Joint and Survivor Form or a Qualified Preretirement Survivor Annuity requires the consent of the Participant and the Participant's spouse (or where either the Participant or the spouse has died, the survivor). The consent of the Participant or spouse to a benefit which is immediately distributable must not be made before the date the Participant or spouse is provided with the notice of the ability to defer the distribution. Such consent shall be made in writing. The consent shall not be made more than 90 days before the Annuity Starting Date. Spousal consent is not required for a benefit which is immediately distributable in a Qualified Joint and Survivor Form. Furthermore, if spousal consent is not required because the Participant is electing an optional form of retirement benefit that is not a life annuity pursuant to (d) below, only the Participant need consent to the distribution of a benefit payable in a form that is not a life annuity and which is immediately distributable.

          A benefit is immediately distributable if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the older of Normal Retirement Age or age 62. If the Qualified Joint and Survivor Form is waived, the spouse has the right to limit consent only to a specific Beneficiary or a specific form of benefit. The spouse can relinquish one or both rights. Such consent shall be made in writing. The consent shall not be made more than 90 days before the Annuity Starting Date. If the Qualified Preretirement Survivor Annuity is waived, the spouse has the right to limit consent only to a specific Beneficiary. Such consent shall be in writing. The spouse's consent shall be witnessed by a plan representative or notary public. The spouse's consent must acknowledge the effect of the election, including that the spouse had the right to limit consent only to a specific Beneficiary or a specific form of benefit, if applicable, and that the relinquishment of one or both such rights was voluntary. Unless the consent of the spouse expressly permits designations by the Participant without a requirement of further consent by the spouse, the spouse's consent must be limited to the form of benefit, if applicable, and the Beneficiary (including any Contingent Annuitant), class of Beneficiaries, or contingent Beneficiary named in the election. Spousal consent is not required, however, if the Participant establishes to the satisfaction of the plan representative that the consent of the spouse cannot be obtained because there is no spouse or the spouse cannot be located. A spouse's consent under this paragraph shall not be valid with respect to any other spouse. A Participant may revoke a prior election without the consent of the spouse. Any new election will require a new spousal consent, unless the consent of the spouse expressly permits such election by the Participant without further consent by the spouse. A spouse's consent may be revoked at any time within the Participant's election period.

     (d) Special Rule for Profit Sharing Plan. As provided in the preceding provisions of the Plan,if a Participant has a spouse to whom he has been continuously married throughout the one-year period ending on the date of his death, the Participant's Account shall be paid to such spouse. However, if there is no such spouse of if the surviving spouse had already consented in a manner conforming to the election requirements in (c) above, the Account shall be payable to the Participant's Beneficiary in the event of the Participant's death.

          The Participant may waive the spousal death benefit described above at any time provided that no such waiver shall be effective unless it satisfies the conditions of (c) above (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the Qualified Preretirement Survivor Annuity.

          Because this is a profit sharing plan which pays death benefits as described above, this subsection (d) applies if the following condition is met: with respect to the Participant, this Plan is not a direct or indirect transferee after December 31, 1984, of a defined benefit plan, money purchase plan (including a target plan), stock bonus plan or profit sharing plan which is subject to the survivor annuity requirements of ERISA Act Section 205. If the above condition is met, spousal consent is not required for electing a benefit payable in a form that is not a life annuity. If the above condition is not met, the consent requirements of this article shall be operative.

SECTION 6.04--NOTICE REQUIREMENTS.

     (a) Optional forms of retirement benefit. The Plan Administrator shall furnish to the Participant and the Participant's spouse a written explanation of the optional forms of retirement benefit in the OPTIONAL FORMS OF DISTRIBUTION SECTION of Article VI, including the material features and relative values of these options, in a manner that would satisfy the notice requirements of ERISA Act Section 205 and the right of the Participant and the Participant's spouse to defer distribution until the benefit is no longer immediately distributable. The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant and the Participant's spouse no less than 30 days and no more than 90 days before the Annuity Starting Date.

     (b) Qualified Joint and Survivor Form. The Plan Administrator shall furnish to the Participant a written explanation of the following: the terms and conditions of the Qualified Joint and Survivor Form; the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Form; the rights of the Participant's spouse; and the right to revoke an election and the effect of such a revocation. The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no less than 30 days and no more than 90 days before the Annuity Starting Date.

          After the written explanation is given, a Participant or spouse may make written request for additional information. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant or spouse within 30 days from the date of the written request. The Plan Administrator does not need to comply with more than one such request by Participant or spouse.

          The Plan Administrator's explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Joint and Survivor Form and the financial effect upon the Participant's benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Joint and Survivor Form.

     (c) Qualified Preretirement Survivor Annuity. As required by the Code and Federal regulation, the Plan Administrator shall furnish to the Participant a written explanation of the following: the terms and conditions of the Qualified Preretirement Survivor Annuity; the Participant's right to make, and the effect of, an election to waive the Qualified Preretirement Survivor Annuity; the rights of the Participant's spouse; and the right to revoke an election and the effect of such a revocation. The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant within the applicable period. The applicable period for a Participant is whichever of the following periods ends last:

          (1) the period beginning one year before the date the individual becomes a Participant and ending one year after such date; or

          (2) the period beginning one year before the date the Participant's spouse is first entitled to a Qualified Preretirement Survivor Annuity and ending one year after such date.

          If such notice is given before the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, an additional notice shall be given within such period. If a Participant ceases to be an Employee before attaining age 35, an additional notice shall be given within the period beginning one year before the date he ceases to be an Employee and ending one year after such date.

          After the written explanation is given, a Participant or spouse may make written request for additional information. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant or spouse within 30 days from the date of the written request. The Plan Administrator does not need to comply with more than one such request by a Participant or spouse.

The Plan Administrator's explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Preretirement Survivor Annuity and the financial effect upon the spouse's benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Preretirement Survivor Annuity.

                                  ARTICLE VII

                              TERMINATION OF PLAN

          The Employer expects to continue the Plan indefinitely but reserves the right to terminate the Plan in whole or in part at any time upon giving written notice to all parties concerned. Complete discontinuance of Contributions under the Plan constitutes complete termination of Plan.

          The Participant's Account shall continue to participate in the earnings credited, expenses charged and any appreciation or depreciation of the Investment Fund until the Account is distributed. A distribution under this article will be a retirement benefit and shall be distributed to the Participant according to the provisions of Article VI.

          Upon complete termination of Plan, no more Employee shall become Participants and no more Contributions shall be made.

          The assets of this Plan shall not be paid to the Employer at any time.

                                  ARTICLE VIII

                             ADMINISTRATION OF PLAN

SECTION 8.01--ADMINISTRATION.

          Subject to the provisions of this article, the Plan Administrator has complete control of the administration of the Plan. The Plan Administrator has all the powers necessary for it to properly carry out its administrative duties. Not in limitation, but in amplification of the foregoing, the Plan Administrator has the power to construe the Plan and to determine all questions that may arise under the Plan, including all questions relating to the eligibility of Employees to participate in the Plan and the amount of benefit to which any Participant, Beneficiary, spouse or Contingent Annuitant may become entitled. The Plan Administrator's decisions upon all matters within the scope of its authority shall be final.

          Unless otherwise set out in the Plan, Group Contract or other funding arrangement, the Plan Administrator may delegate recordkeeping and other duties which are necessary for the administration of the Plan to any person or firm which agrees to accept such duties. The Plan Administrator shall be entitled to rely upon all tables, valuations, certificates and reports furnished by the consultant or actuary appointed by the Plan Administrator and upon all opinions given by any counsel selected or approved by the Plan Administrator.

          The Plan Administrator shall receive all claims for benefits by Participants, former Participants, Beneficiaries, spouses and Contingent Annuitants. The Plan Administrator shall determine all facts necessary to establish the right of any Claimant to benefits and the amount of those benefits under the provisions of the Plan. The Plan Administrator may establish rules and procedures to be followed by Claimants in filing claims for benefits, in furnishing and verifying proofs necessary to determine age, and in any other matters required to administer the Plan.

SECTION 8.02--RECORDS.

          All acts and determinations of the Plan Administrator shall be duly recorded. All these records, together with other documents necessary for the administration of the Plan, shall be preserved in the Plan Administrator's custody.

          Writing (handwriting, typing, printing), photostating, photographing, microfilming, magnetic impulse, mechanical or electrical recording or other forms of data compilation shall be acceptable means of keeping records.

SECTION 8.03--INFORMATION AVAILABLE.

          Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan, the Group Contract or any other instrument under which the Plan was established or is operated. The Plan Administrator shall maintain all of the items listed in this section in its office, or in such other place or places as it may designate in order to comply with governmental regulations. These items may be examined during reasonable business hours. Upon the written request of a Participant or Beneficiary receiving benefits under the Plan, the Plan Administrator will furnish him with a copy of any of these items. The Plan Administrator may make a reasonable charge to the requesting person for the copy.

SECTION 8.04--CLAIM AND APPEAL PROCEDURES.

          A Claimant must submit any required forms and pertinent information when making a claim for benefits under the Plan.

          If a claim for benefits under the Plan is denied, the Plan Administrator shall provide adequate written notice to the Claimant whose claim for benefits under the Plan has been denied. The notice must be furnished within 90 days of the date that the claim is received by the Plan Administrator. The Claimant shall be notified in writing within this initial 90-day period if special circumstances require an extension of time needed to process the claim and the date by which the Plan Administrator's decision is expected to be rendered. The written notice shall be furnished no later than 180 days after the date the claim was received by the Plan Administrator.

          The Plan Administrator's notice to the Claimant shall specify the reason for the denial; specify references to pertinent Plan provisions on which denial is based; describe any additional material and information needed for the Claimant to perfect his claim for benefits; explain why the material and information is needed; inform the Claimant that any appeal he wishes to make must be in writing to the Plan Administrator within 60 days after receipt of the Plan Administrator's notice of denial of benefits and that failure to make the written appeal within such 60-day period shall render the Plan Administrator's determination of such denial final, binding and conclusive.

          If the Claimant appeals to the Plan Administrator, the Claimant, or his authorized representative, may submit in writing whatever issues and comments the Claimant, or his representative, feels are pertinent. The Claimant, or his authorized representative may review pertinent Plan documents. The Plan Administrator shall reexamine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Plan Administrator shall advise the Claimant of its decision within 60 days of his written request for review, unless special circumstances (such as a hearing) would make rendering a decision within the 60-day limit unfeasible. The Claimant must be notified within the 60-day limit if an extension is necessary. The Plan Administrator shall render a decision on a claim for benefits no later than 120 days after the request for review is received.

SECTION 8.05--DELEGATION OF AUTHORITY.

          All or any part of the administrative duties and responsibilities under this article may be delegated by the Plan Administrator to a retirement committee. The duties and responsibilities of the retirement committee shall be set out in a separate written agreement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

SECTION 9.01--AMENDMENTS.

          The Employer may amend this Plan at any time, including any remedial retroactive changes (within the specified period of time as may be determined by Internal Revenue Service regulations) to comply with the requirements of any law or regulation issued by any governmental agency to which the Employer is subject. An amendment may not diminish or adversely affect any accrued interest or benefit of Participants or their Beneficiaries or eliminate an optional form of distribution with respect to benefits attributable to service before the amendment nor allow reversion or diversion of Plan assets to the Employer at any time, except as may be necessary to comply with the requirements of any law or regulation issued by any governmental agency to which the Employer is subject. No amendment to this Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's Account or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's employer-derived accrued benefit will not be less than his percentage computed under the Plan without regard to such amendment.

SECTION 9.02--MERGERS.

          The Plan may not be merged or consolidated with, nor have its assets or liabilities transferred to, any other retirement plan, unless each Participant in the plan would (if the plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated).

SECTION 9.03--PROVISIONS RELATING TO THE INSURER AND OTHER PARTIES.

          The obligations of an Insurer shall be governed solely by the provisions of the Group Contract. The Insurer shall not be required to perform any act not provided in or contrary to the provisions of the Group Contract. See the CONSTRUCTION SECTION of this article.

          Any issuer or distributor of investment contracts or securities is governed solely by the terms of its policies, written investment contract, prospectuses, security instruments, and any other written agreements entered into with the Employer or Participant.

          Such insurer, issuer or distributor is not a party to the Plan, nor bound in any way by the Plan provisions. Such parties shall not be required to look to the terms of this Plan, nor to determine whether the Employer, the Plan Administrator, or the Named Fiduciary have the authority to act in any particular manner or to make any contract or agreement.

     Until notice of any amendment or termination of this Plan has been received by the Insurer at its home office or an issuer or distributor at their principal address, they are and shall be fully protected in assuming that the Plan has not been amended or terminated and in dealing with any party acting as Agent according to the latest information which they have received at their home office or principal address.

SECTION 9.04--EMPLOYMENT STATUS.

          Nothing contained in this Plan gives an Employee the right to be retained in the Employer's employ or to interfere with the Employer's right to discharge any Employee.

SECTION 9.05--RIGHTS TO PLAN ASSETS.

          No Employee shall have any right to or interest in any assets of the Plan upon termination of his employment or otherwise except as specifically provided under this Plan, and then only to the extent of the benefits payable to such Employee in accordance with Plan provisions.

          Any final payment or distribution to a Participant or his legal representative or to any Beneficiaries, spouse or Contingent Annuitant of such Participant under the Plan provisions shall be in full satisfaction of all claims against the Plan, the Named Fiduciary, the Plan Administrator, the Insurer, and the Employer arising under or by virtue of the Plan.

SECTION 9.06--BENEFICIARY.

          Each Participant may name a Beneficiary to receive any death benefit (other than any income payable to a Contingent Annuitant) that may arise out of his participation in the Plan. The Participant may change his Beneficiary from time to time. Unless a qualified election has been made, for purposes of distributing any death benefits before Retirement Date, the Beneficiary of a Participant who has a spouse who is entitled to a Qualified Preretirement Survivor Annuity shall be the Participant's spouse. The Participant's Beneficiary designation and any change of Beneficiary shall be subject to the provisions of the ELECTION PROCEDURES SECTION of Article VI. It is the responsibility of the Participant to give written notice to the Insurer of the name of the Beneficiary on a form furnished for that purpose.

          With the Employer's consent, the Plan Administrator may maintain records of Beneficiary designations for Participants before their Retirement Dates. In that event, the written designations made by Participants shall be filed with the Plan Administrator. If a Participant dies before his Retirement Date, the Plan Administrator shall certify to the Insurer the Beneficiary designation on its records for the Participant.

          If, at the death of a Participant, there is no Beneficiary named or surviving, any death benefit under the Group Contract shall be paid under the applicable provisions of the Group Contract.

SECTION 9.07--NONALIENATION OF BENEFITS.

          Benefits payable under the Plan are not subject to the claims of any creditor of any Participant, Beneficiary, spouse or Contingent Annuitant. A Participant, Beneficiary, spouse or Contingent Annuitant does not have any rights to alienate, anticipate, commute, pledge, encumber or assign any of such benefits. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant according to a domestic relations order, unless such order is determined by the Plan

Administrator to be a qualified domestic relations order, as defined in ERISA Act Section 206(d), or any domestic relations order entered before January 1, 1985.

SECTION 9.08--CONSTRUCTION.

          The validity of the Plan or any of its provisions is determined under and construed according to Federal law and, to the extent permissible, according to the laws of the state in which the Employer has its principal office. In case any provision of this Plan is held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included.

          In the event of any conflict between the provisions of the Plan and the terms of any contract or policy issued hereunder, the provisions of the Plan control the operation and administration of the Plan.

SECTION 9.09--LEGAL ACTIONS.

          The Plan, the Plan Administrator, and the Named Fiduciary are the necessary parties to any action or proceeding involving the assets held with respect to the Plan or administration of the Plan. No person employed by the Employer, no Participant, former Participant or their Beneficiaries or any other person having or claiming to have an interest in the Plan is entitled to any notice of process. A final judgment entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have an interest in the Plan.

SECTION 9.10--SMALL AMOUNTS.

          If the Account of a Participant has never exceeded $3,500, the entire Account shall be payable in a single sum as of the earliest of his Retirement Date, the date he dies, or the date he ceases to be an Employee for any other reason. This is a small amounts payment. If a small amount is payable as of the date the Participant dies, the small amounts payment shall be made to the Participant's Beneficiary (spouse if the death benefit is payable to the spouse). If a small amount is payable while the Participant is living, the small amounts payment shall be made to the Participant. The small amounts payment is in full settlement of all benefits otherwise payable. The service credited to a Participant who is reemployed by the Employer is not diminished as a result of receiving a small amounts payment.

               No other small amounts payments shall be made.

SECTION 9.11--WORD USAGE.

          The masculine gender, where used in this Plan, shall include the feminine gender and the singular words as used in this Plan may include the plural, unless the context indicates otherwise.

          By executing this Plan, the Primary Employer acknowledges having counseled to the extent necessary with selected legal and tax advisors regarding the Plan's legal and tax implications.

          Executed this 18th day of December, 1997.

                                           CHESAPEAKE FINANCIAL SHARES, INC.


                                           By: illegible
                                           -------------
                                               Sec & CFO
                                               ---------
                                               Title